First Trust Advisors L.P.
                      1001 Warrenville Road
                     Lisle, Illinois  60532




                              October 12, 2007


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1529

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
145962 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Ronda L. Saeli
                              Vice President